SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): _____January 7, 2005_____

                  American Wagering, Inc.
(Exact name of registrant as specified in its charter)

          Nevada                         000-20685                88-0344658
(State or other jurisdiction                                                                          (Commission                                                         (I.R.S. Employer
of incorporation)            File Number)          Identification No.)

   675 Grier Drive, Las Vegas, Nevada                                                                                                                                        89119
(Address of principal executive offices)                                                                                                                                     (Zip Code)

Registrant’s telephone number, including area code:   (702) 735-0101

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Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 7, 2005, Computerized Bookmaking Systems, Inc. (“CBS”), a wholly owned subsidiary of American Wagering, Inc. (“AWI” or the “Company”), completed the sale and leaseback of the real property commonly known as 675 Grier Drive, Las Vegas, Nevada, 89119. CBS sold the building for a gross sales price of $4,000,000 and agreed to lease the building back from the new owner for $30,000 per month (triple net; initial five-year term; options for 2 additional five-year terms).

After deducting the first mortgage payoff ($1,569,075.53), a security deposit on the leaseback ($180,000.00), the first month’s prorated rent on the leaseback ($24,000.00), and standard closing costs ($22,348.16), CBS realized net proceeds of $2,204,576.31 from the sale.

Pursuant to the terms of the settlement agreement between the Company and Las Vegas Gaming, Inc. (“LVGI”) dated February 23, 2003 as amended on August 10, 2004, $340,000 of the sale proceeds will be paid to LVGI as a reduction of the debt owed to LVGI by the Company. In addition, the Company intends to use approximately $626,800 of the sale proceeds to pay bankruptcy expenses through October 31, 2004. The remaining sale proceeds will be used to increase overall working capital of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2005.

                                                                                                               AMERICAN WAGERING, INC.

                                       By:  /s/ Timothy F. Lockinger
                                        Name: Timothy F. Lockinger
                                        Title: Chief Financial Officer
                                        Principal Accounting Officer

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